AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of this 29th day of September, 1999 by and among (i) HOMESEEKERS.COM, INCORPORATED, a Nevada corporation and its assignees ("HomeSeekers"); (ii) YMLS, INCORPORATED, a Nevada corporation and wholly owned subsidiary of HomeSeekers ("YMLS" or "Sub"); (iii) REAL ESTATE INFORMATION, INC., a Kentucky corporation ("REI"); and (iv) the following named shareholders of REI, who constitute the owners of all of the issued and outstanding shares of stock of REI (collectively, "the Shareholders"):

Name of Shareholder                 Address           Number of Shares Owned
-------------------                 -------           ----------------------

MARK A. SPRAETZ             7280 Smokeywoods Lane              46
                            Cincinnati, OH 45230

D. LYNN SPRAETZ             7280 Smokeywoods Lane              46
                            Cincinnati, OH 45230

DAWN BERTSCHE,              6595 Kenwood Road                   8
TRUSTEE of the              Cincinnati, OH 45243
SPRAETZ CHILDRENS'
TRUST

Certain other capitalized terms used herein are defined in Article XII and throughout this Agreement.

                                    RECITALS

         A. REI is in the business of providing electronic publishing and software development for the real estate listing management industry (the "REI Business").

         B. The Boards of Directors of HomeSeekers, Sub and REI have deemed it advisable that HomeSeekers and REI combine their operations by a merger of REI into Sub, under the terms and conditions hereinafter set forth (the "Merger").

         C. The Boards of Directors of HomeSeekers, Sub and REI have approved and adopted this Agreement and intend that the Merger qualify for federal income tax purposes as a reorganization withing the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");



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Agreement and Plan of Merger
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         D. The Board of Directors of HomeSeekers, Sub and REI have determined that it is in the best interests of their respective shareholders for HomeSeekers to acquire all of the issued and outstanding capital stock of REI. In order to effectuate the acquisition, the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge REI with and into Sub so that Sub continues as a surviving corporation and wholly-owned subsidiary of HomeSeekers, and the Shareholders will be issued shares of common stock of HomeSeekers, in exchange for the issued and outstanding equity interests of REI.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements herein contained and subject to the conditions and other terms herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1. The Merger. Upon performance (or waiver) of all covenants and obligations of the parties contained herein and upon fulfillment (or waiver) of all conditions to the obligations contained herein, and pursuant to Chapter 92A of the Nevada Revised Statutes (the "NRS") and the Kentucky Revised Statutes (the "KRS"), at the Effective Time (as defined below) the following will occur:

         (a) REI will be merged with and into Sub, with Sub being the surviving corporation (the "Surviving Corporation") and the separate existence and corporate organization of REI will cease, and thereupon Surviving Corporation will be a wholly-owned subsidiary of HomeSeekers;

         (b) Sub, as the Surviving Corporation, will succeed, in so far as permitted by law, to all property, rights, assets, and privileges shall vest in Sub and all debts, duties, liabilities and obligations of REI shall become the debts, duties, liabilities and obligations of the Surviving Corporation in accordance with the NRS and the KRS;

         (c) The Articles of Incorporation and Bylaws of Sub, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended as provided by law; and

         (d) The officers and directors of Sub will be the initial officers and directors of the Surviving Corporation at and after the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, until his or her respective successor is duly elected and qualified.

                                   ARTICLE II

                     PURCHASE PRICE/CONVERSION OF SECURITIES

         2.1 Conversion of REI Shares in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of REI, HomeSeekers, or the Shareholders:


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Agreement and Plan of Merger
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                  (a) all shares of common stock, no par value, of REI ("REI
Common Stock") owned by Shareholders shall be canceled and shall cease to exist from and after the Effective Time; and

                  (b) each issued and outstanding share of REI Common Stock shall be converted into, and become exchangeable for, the number of shares of validly issued, fully paid and nonasssessable common stock, $.001 par value, of HomeSeekers (rounded to the nearest whole share) ("HomeSeekers Common Stock") equal to the Conversion Ratio. In this Agreement, the term "Conversion Ratio" means a fraction, the numerator of which is equal to (i) One Million Dollars $1,000,000, divided by (ii) the average closing sale price of a share of HomeSeekers Common Stock as quoted on the Nasdaq Stock Market ("Nasdaq") for the ten (10) consecutive trading days which precede the third trading day immediately prior to the Effective Time, as reported (absent manifest error in the printing thereof) by The Wall Street Journal (Western Edition) (the "Average Closing Sale Price"); and the denominator of which is equal to one hundred
(100). The consideration referred to in this Section is hereinafter referred to as the "Merger Consideration."

                  (c) For each share of HomeSeekers Common Stock into which the REI shares are converted pursuant to Section 2.1(b) of this Agreement that is sold by the corresponding Shareholder for an actual sale price of less than the Average Closing Sale Price on or before the earlier of the first anniversary of the Effective Date or the 180th day after the date on which that share becomes the subject of an effective registration statement (the "First Keep-well Date"), HomeSeekers shall, within 30 days from the First Keep-well Date, deliver to the Shareholder the number of registered shares of HomeSeekers Common Stock determined by dividing (i) one fourth (1/4) of the commissions paid on such sales plus the difference between the Average Closing Sale Price and the actual sale price for that share, adjusted for stock splits, by (ii) the average closing sale price of a share of HomeSeekers Common Stock as quoted on the Nasdaq for the ten (10) consecutive trading days which precede the First Keep-well Date, as reported (absent manifest error in the printing thereof) by The Wall Street Journal (Western Edition). Where applicable, for each share of HomeSeekers Common Stock into which the REI shares are converted pursuant to
Section 2.1(b) of this Agreement that is sold by the corresponding Shareholder for an actual sale price of less than the Average Closing Sale Price after the First Keep-well Date but before the the 180th day after the date on which that share becomes the subject of an effective registration statement (the "Second Keep-well Date"), HomeSeekers shall, within 30 days from the Second Keep-well Date, deliver to the Shareholder the number of registered shares of HomeSeekers Common Stock determined by dividing (i) one fourth (1/4) of the commissions paid on such sales plus the difference between the Average Closing Sale Price and the actual sale price for that share, adjusted for stock splits, by (ii) the average closing sale price of a share of HomeSeekers Common Stock as quoted on the Nasdaq for the ten (10) consecutive trading days which precede the Second Keep-well Date, as reported (absent manifest error in the printing thereof) by The Wall Street Journal (Western Edition). HomeSeekers shall have no obligation under this Subsection 2.1(c) with respect to any share of HomeSeekers Common Stock that is not sold on or before the First Keep-Well Date or, where applicable, the Second Keep-well Date.


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Agreement and Plan of Merger
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         2.2 Status of Sub Shares. At the Effective Time, by virtue of the
Merger and without any action on the part of any holder of any capital stock of Sub, each issued and outstanding share of common stock of Sub shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

         2.3 Additional Consideration.

                  (a) Subject to the conditions set forth in this Section, on the first anniversary of the Effective Time, HomeSeekers shall deliver to the Shareholders, certificates representing the number of shares (rounded to the nearest whole share) of common stock of HomeSeekers, $.001 par value per share determined by dividing (i) Five Hundred Thousand Dollars ($500,000) (the "First Anniversary Payment"), by (ii) the average closing sale price of a share of HomeSeekers Common Stock as quoted on the Nasdaq for the ten (10) consecutive trading days which precede the first anniversary of the Effective Time, as reported (absent manifest error in the printing thereof) by The Wall Street Journal (Western Edition) (the "First Anniversary Average Closing Sale Price"). The HomeSeekers Common Stock so delivered shall be allocated among the Shareholders in proportion to their respective percentage ownership interest of the REI Common Stock as of the Effective Time. The First Anniversary Payment shall be reduced by the amount that (i) the proceeds of the sales of any shares delivered to the Shareholders pursuant to Section 2.1(b) or 2.1(c) of this Agreement plus (ii) the First Anniversary Average Closing Sale Price multiplied by the number of shares delivered to the Shareholders pursuant to Section 2.1(b) or 2.1(c) of this Agreement but not sold before the first anniversary of the Effective Time, adjusted for stock splits, exceeds One Million One Hundred Thousand Dollars ($1,100,000).

                  (b) Subject to the conditions set forth in this Section, on the second anniversary of the Effective Time, HomeSeekers shall deliver to the Shareholders, certificates representing the number of shares (rounded to the nearest whole share) of common stock of HomeSeekers, $.001 par value per share determined by dividing (i) Five Hundred Thousand Dollars ($500,000) (the "Second Anniversary Payment"), by (ii) the average closing sale price of a share of HomeSeekers Common Stock as quoted on the Nasdaq for the ten (10) consecutive trading days which precede the second anniversary of the Effective Time, as reported (absent manifest error in the printing thereof) by The Wall Street Journal (Western Edition) (the "Second Anniversary Average Closing Sale Price"). The HomeSeekers Common Stock so delivered shall be allocated among the Shareholders in proportion to their respective percentage ownership interest of the REI Common Stock as of the Effective Time. The Second Anniversary Payment shall be reduced by the amount that (i) the proceeds of the sales of any shares delivered to the Shareholders pursuant to Section 2.1(b) or 2.1(c) of this Agreement plus (ii) the Second Anniversary Average Closing Sale Price multiplied by the number of shares delivered to the Shareholders pursuant to Section 2.1(b) or 2.1(c) of this Agreement but not sold before the second anniversary of the Effective Time, adjusted for stock splits, exceeds One Million Six Hundred Thousand Dollars ($1,600,000).




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Agreement and Plan of Merger
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                                   ARTICLE III

                                     CLOSING

         3.1 Time and Place. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at such time and place as the parties may agree. The date on which the Closing occurs shall be referred to as the "Closing Date".

         3.2 Filing of Plan of Merger. At the Closing, the parties shall cause the Merger to be consummated by filing duly executed Articles of Merger, or an Agreement of Merger, as applicable, with the Secretary of State of the States of Nevada and Kentucky in such form as HomeSeekers determines is required by and in accordance with the relevant provisions of the NRS and the KRS (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

         3.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided under the NRS and the KRS.

         3.4 Tax Treatment. The parties hereto acknowledge and agree that they desire that the Merger contemplated hereby be treated for taxation purposes as a tax-free reorganization under Section 368 of the Code, each person shall use its best efforts to take all action necessary for the Merger to be so treated.

         3.5 Procedure at the Closing. At the Closing, the parties agree that the following shall occur:

                  (a) REI and the Shareholders shall have satisfied each of the conditions set forth in Article VIII and shall deliver to HomeSeekers the documents, certificates, opinions, consents and letters required by Article VIII.

                  (b) HomeSeekers shall have satisfied each of the conditions set forth in Article IX and shall deliver to REI and Shareholders the documents, certificates, consents and letters required by Article IX.

                  (c) HomeSeekers shall direct its transfer agent to issue the shares of HomeSeekers Common Stock issuable pursuant to Section 2.1(b), registered in the name of Shareholders, and shall deliver stock certificates relating thereto (and cash in lieu of fractional shares thereof) promptly following surrender of the existing REI stock certificates by the Shareholders.

                  (d) From and after the Effective Time, the stock transfer books of REI shall be closed and no transfer of shares of REI Common Stock shall thereafter be made. If, after the Effective Time, REI Certificates are presented to HomeSeekers, they shall be canceled and exchanged for the Merger Consideration in accordance with this Agreement.


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Agreement and Plan of Merger
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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             OF HOMESEEKERS AND SUB

         As a material inducement to REI and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, HomeSeekers and Sub, jointly and severally, make the following representations and warranties to REI and the Shareholders:

         4.1 Corporate Status. HomeSeekers and Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Nevada.

         4.2 Corporate Power and Authority. HomeSeekers and Sub have the corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. HomeSeekers and Sub have taken all action necessary to authorize the execution and delivery of this Agreement, the performance of their obligations hereunder and the consummation of the transactions contemplated hereby.

         4.3 Enforceability. This Agreement has been duly executed and delivered by HomeSeekers and constitutes a legal, valid and binding obligation of HomeSeekers, enforceable against HomeSeekers in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4.4 No Commissions. No broker, finder or investment banker engaged by HomeSeekers is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

         4.5 HomeSeekers Common Stock. Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing all the shares issuable pursuant to Section 2 of this Agreement (the "HomeSeekers Shares"), HomeSeekers Shares will be validly issued, fully paid and non-assessable. The issuance of HomeSeekers Shares will be entitled to the registration rights set forth in Article XI below and except for the restrictions described in the legend contained in Section 11.3 of this Agreement, shall be free, clear and unencumbered.



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         4.6 Capitalization. As of the date hereof, the authorized capital stock of HomeSeekers consists of Fifty Million (50,000,000) shares of HomeSeekers Common Stock and Five Million (5,000,000) shares of Series A Convertible Stock. As of the 31st day of August, 1999, (i) Fifteen Million, Two Hundred Five Thousand, Seven Hundred Seventy-Eight (15,205,778) shares of HomeSeekers Common Stock were validly issued and outstanding and (ii) no shares of Series A Convertible Stock were issued or outstanding. The authorized capital stock of Sub consists of ten (10) shares of common stock, no par value per share, of which ten (10) shares are validly issued and outstanding and held of record and beneficially by HomeSeekers.

         4.7 Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority ("Governmental Authority") is required on the part of HomeSeekers or Sub in order (a) to permit HomeSeekers and Sub to perform their obligations under this Agreement, or (b) to prevent the termination of any right, privilege, license or agreement of HomeSeekers or Sub by reason of the transactions contemplated by this Agreement, except for the filing of the Merger Agreement with Nevada and Kentucky.

         4.8 No Conflict. Except for the receipt of any required approval of the shareholders of HomeSeekers and Sub and compliance with the governmental and regulatory requirements described in Section 4.7 hereof, neither the execution, delivery and performance of this Agreement by HomeSeekers and Sub nor the consummation by HomeSeekers and Sub of the transactions contemplated hereby and thereby, will (a) conflict with, or result in a breach of, any of the terms, conditions or provisions of HomeSeekers' or Sub's Articles of Incorporation or Bylaws (or other organizational or charter documents), (b) conflict with, result in a breach or violation of, give rise to a termination right or a default under, result in the acceleration of performance under (whether or not after the giving of notice or lapse of time or both), any mortgage, lien, lease, agreement, note, bond, indenture, guarantee or instrument or any license or franchise granted by or to a third party, in each case, that is material to the business of HomeSeekers or Sub, (c) to the best of HomeSeekers' or Sub's knowledge conflict with, or result in a violation of, any statute, regulation, law, ordinance, writ, injunction, order, judgment or decree to which HomeSeekers or Sub or any of their assets may be subject, (d) give rise to a declaration or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of HomeSeekers or Sub, (e) adversely affect any franchise, license, permit or other governmental approval which is material to HomeSeekers' or Sub's Business or is necessary to enable HomeSeekers or Sub to carry on its business as presently conducted or is required of any employee or agent of HomeSeekers or Sub to enable each of them to carry out such person's duties on behalf of HomeSeekers or Sub, or (f) require the consent of any third party.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                             OF REI AND SHAREHOLDERS



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Agreement and Plan of Merger
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         As of the date hereof, except as disclosed in a document referring specifically to the relevant subsections of this Article V which is delivered by REI to HomeSeekers prior to execution of this Agreement (the "REI Disclosure Schedule"), REI, represents and warrants to HomeSeekers and Sub as follows. The parties acknowledge that REI is the successor to the business of Information Management Company, LLC, a Kentucky limited liability company ("IMCO"), and that IMCO transferred substantially all of its operating assets to REI and REI assumed all the liabilities and obligations of IMCO. Thus, in order to make the representations and warranties meaningful, the representations and warranties shall apply REI as well as to the operation of the business of IMCO only as specifically noted herein.

         5.1 Corporate Organization. REI is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority and all necessary governmental authorizations to own, lease and operate its properties and to conduct its business as it is now being conducted. Neither IMCO nor REI have had or have any Subsidiaries as defined below. REI is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state or other jurisdiction in which the nature of its business or operations or ownership of its property requires such qualification or licensing, except where the failure to be so qualified or licensed would not, individually or in the aggregate, materially and adversely affect the condition (financial or other), business, properties, prospects (as currently contemplated), net worth or results of operations of REI taken as a whole (collectively, "REI's Business"). The minute books of REI and IMCO, as made available to HomeSeekers, contain complete and accurate records of all corporate action taken by REI and IMCO since their respective dates of organization and incorporation. REI has no direct or indirect interest in or loans to any partnership, corporation, joint venture, business association or other entity which in the aggregate exceed $10,000, all of which are listed in REI Disclosure Schedule. REI and IMCO have delivered to HomeSeekers complete and correct copies of the Articles of Incorporation and Bylaws of REI and IMCO as amended to the date hereof. As used in this Agreement, the term "Subsidiary" means a "subsidiary" as defined in Rule
1.01 in Regulation S-X promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         5.2 Capital Structure. The authorized capital stock of REI consists of one thousand (1,000) shares of Common Stock, no par value. Upon execution of this Agreement on the date hereof by REI, there were outstanding one hundred
(100) shares of REI Common Stock. REI has provided HomeSeekers and its legal counsel with a complete and accurate list of (a) all issuances of REI Common Stock, (b) the names and addresses of all current holders of REI Common Stock, together with the number and type of shares held by each holder. REI is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may subsequently be issued. Except as provided hereby, there are no agreements or understandings to which REI is a party with respect to the transfer or voting of shares of the REI Common Stock.

         5.3 No Other Agreements to Sell Assets, Merge, Etc. Except as provided hereby or as disclosed on the REI Disclosure Schedule, neither IMCO nor REI have any legal obligation, absolute or contingent, to any person or firm to sell assets other than in the ordinary course of business or to effect any merger, consolidation or reorganization of REI or to enter into any agreement with respect thereto.



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         5.4 Authorization; Execution and Delivery. REI has all requisite corporate power and authority (a) to execute and deliver this Agreement and the agreements attached as exhibits hereto to which REI is a party (the "REI Ancillary Agreements"), (b) subject to the approval of this Agreement by the holders of a majority of the outstanding shares of REI Common Stock, to perform its obligations under this Agreement and the REI Ancillary Agreements, and (c) to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by REI and, subject to obtaining any necessary approval of holders of a majority of the outstanding shares of the REI Common Stock, and assuming its due authorization, execution and delivery by HomeSeekers and Sub, constitutes the legal, valid and binding obligation of REI, enforceable in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The Board of Directors of REI has unanimously determined that it is advisable and in the best interest of REI's shareholders for REI to enter into a strategic business combination with HomeSeekers and Sub upon the terms and subject to the conditions of this Agreement.

         5.5 Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any Governmental Authority is required on the part of REI in order (a) to permit REI to perform its obligations under this Agreement or (b) to prevent the termination of any right, privilege, license or agreement of REI by reason of the transactions contemplated by this Agreement, except for the filing of the Merger Agreement with Nevada and Kentucky.



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         5.6 No Conflict. Except for the receipt of any required approval of the shareholders of REI, compliance with the governmental and regulatory requirements described in Section 5.5 hereof and except for the obligations noted in the REI Disclosure Schedule, neither the execution, delivery and performance of this Agreement and REI Ancillary Agreements by REI nor the consummation by REI of the transactions contemplated hereby and thereby, will
(a) conflict with, or result in a breach of, any of the terms, conditions or provisions of REI's Articles of Incorporation or Bylaws (or other organizational or charter documents), (b) conflict with, result in a breach or violation of, give rise to a termination right or a default under, result in the acceleration of performance under (whether or not after the giving of notice or lapse of time or both), any mortgage, lien, lease, agreement, note, bond, indenture, guarantee or instrument or any license or franchise granted by or to a third party, in each case, that is material to REI's Business or that is referenced in REI Disclosure Schedule, (c) to REI and Shareholders' Knowledge, conflict with, or result in a violation of, any statute, regulation, law, ordinance, writ, injunction, order, judgment or decree to which REI or any of its assets may be subject, (d) give rise to a declaration or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of REI, (e) adversely affect any franchise, license, permit or other governmental approval which is material to REI's Business or is necessary to enable REI to carry on its business as presently conducted or is required of any employee or agent of REI to enable each of them to carry out such person's duties on behalf of REI, or (f) require the consent of any third party.

         5.7 Financial Statements; Absence of Undisclosed Liabilities.

                  (a) IMCO has furnished HomeSeekers with the balance sheets of IMCO as of October 31, 1997 and 1998, and the related statements of operations, cash flows and changes in shareholders' equity for each of the years ended October 31, 1997 and 1998, and the unaudited balance sheet and related statements of operations, cash flows and changes in shareholders' equity for the ten month period ended August 31, 1999 (collectively, the "IMCO Financial Statements"). IMCO Financial Statements, including the notes, if any, thereto,
(i) have been prepared based on, and accurately reflect, the books of IMCO; (ii) have been prepared based on accounting principles consistently applied in all material respects through the periods involved; (iii) present fairly the financial position of IMCO as of the respective dates thereof and the results of operations and cash flows of IMCO for the respective periods indicated therein. During the eighteen month period ended October 31, 1998, there has been no change in IMCO's accounting principles, methods or policies, except as described in any notes to IMCO Financial Statements and except that the unaudited interim financial statements (A) are subject to normal year-end adjustments which are not expected to be material in the aggregate and (B) do not include footnotes.

                  (b) Except for obligations incurred in the ordinary course of business or obligations described in the REI Disclosure Schedule, neither IMCO nor REI has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which were not disclosed or provided for in IMCO Financial Statements or the notes thereto other than obligations not required to be disclosed or provided for under generally accepted accounting principles and liabilities incurred since December 31, 1998, which are not individually or in the aggregate, material to REI's Business. There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5) which were not adequately provided for in IMCO Financial Statements or reflected in the notes thereto.

                  (c) To REI and Shareholders' Knowledge, the accounts receivable of REI shown on the IMCO Financial Statements at are collectible in the ordinary and usual course of business, and REI has not been notified of any debtor's intention to assert any defense or right of set-off that may be or any claim of set-off, other than as reflected in the allowance for doubtful accounts shown on the balance sheet contained in the IMCO Financial Statements. To REI and Shareholders' Knowledge, the reserve for doubtful accounts is adequate, and the values at which accounts receivable are carried on the IMCO Financial Statements reflect the policies of IMCO and REI consistent with IMCO's past practice are based on accounting principles consistently applied in all material respects.



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                  (d) IMCO and REI make and keep accurate books and records
reflecting in all material respects its assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded to permit preparation of IMCO and REI's financial statements and to maintain accountability in all material respects for the assets of REI, and (iii) access to the assets of REI is permitted only in accordance with management's authorization.

         5.8 Absence of Changes. Since August 31, 1999 (a) except for generally known industry developments and changes, there has been no Material Adverse Change in REI's Business or any event known to REI that is reasonably expected to cause a Material Adverse Change in REI's Business; (b) there has been no damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any assets material to REI's Business; (c) except as disclosed on the REI Disclosure Schedule, REI has conducted its business only in the ordinary course consistent with past practice; and (d) except as disclosed on the REI Disclosure Schedule, no event described in Section 6.2 or Section 6.3 hereof has occurred.

         5.9 Contracts and Commitments.

                  (a) Except as disclosed on the REI Disclosure Schedule, neither IMCO nor REI is a party or subject to:

                           (i) Any union contract or collective bargaining
agreement or any employment contract, providing for future compensation with any officer, consultant, director or employee which is not terminable by it on thirty (30) days' notice or less without penalty or obligation to make payments related to such termination, other than (A) (in the case of employees other than executive officers) such severance agreements as are not different from standard arrangements offered to employees generally in the ordinary course of business consistent with REI's past practices, a description of which is set forth in the REI Disclosure Schedule and (B) such agreements as may be imposed or implied by law;

                           (ii) Any written plans, contracts or arrangements,
written or oral, which collectively require aggregate payments by REI in excess of $10,000 for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

                           (iii) Any joint marketing, joint development or joint
venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

Agreement and Plan of Merger
Page -12-


                           (iv) Any existing OEM agreement, distribution
agreement, volume purchase agreement, or other similar agreement in which the annual amount involved in 1998 exceeded, or is expected to exceed in 1999 or any subsequent year, $10,000 or pursuant to which IMCO or REI has granted or received most favored customer provisions or exclusive marketing rights related to any product, group of products or territory;

                           (v) Any lease for real or personal property pursuant
to which the amount of payments which IMCO or REI is required to make on an annual basis exceeds $10,000;

                           (vi) Any material agreement, contract, mortgage,
indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization which may be, by its terms, terminated or breached by reason of the execution of this Agreement, or any REI Ancillary Agreement, the closing of the Merger, or the consummation of the transactions contemplated hereby or thereby;

                           (vii) Except for trade indebtedness incurred in the
ordinary course of business, any instrument evidencing or related in any way to indebtedness in excess of $10,000 incurred in the acquisition of companies or other entities or indebtedness in excess of $10,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

                           (viii) Any license agreement, either as licensor or
licensee;

                           (ix) Any contract containing covenants purporting to
limit REI's freedom to compete in any line of business or in any geographic area or with any third party; or

                           (x) Any agreement, contract or commitment relating to
capital expenditures and involving future obligations in excess of $10,000.

                           (xi) Any other written agreement, contract or
commitment which is material to IMCO's Business.

                  (b) Except for payment delays on the part of customers and except as disclosed on the REI Disclosure Schedule, each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in the REI Disclosure Schedule is valid and binding on REI and is in full force and effect, and neither REI nor to REI and Shareholders' Knowledge, any other party thereto, has breached any material provision of, or is in default under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment which would have a Material Adverse Effect on the REI Business.

                  (c) Except as disclosed on the REI Disclosure Schedule, none of the 20 largest customers of REI during the twelve month period ended August 31, 1999 (determined on the basis of revenues during such period) has terminated, or has notified IMCO or REI in writing that it intends to terminate, the amount of its business with REI.

Agreement and Plan of Merger
Page -13-


                  (d) There is no settlement agreement with REI involving a legal or contract dispute, judgment, injunction, order or decree binding upon IMCO or REI which has the effect of prohibiting or materially impairing any material current business practice of REI, any acquisition of material property by REI or the conduct of business by REI as currently conducted.

         5.10 Legal Proceedings. IMCO and REI are not in violation of, and have not received any written notice of any violation of (a) any applicable statute, law, regulation, ordinance, writ, injunction, order, judgment or decree, the effect of which violation could, individually or in the aggregate, have a Material Adverse Effect to REI's Business, or (b) any provision of the Articles of Incorporation or Bylaws (or other organizational or charter document) of IMCO or REI. Neither IMCO nor REI has not been notified of any order, writ, injunction, judgment or decree outstanding, or legal, administrative, arbitration or other proceeding, action, suit or governmental investigation or inquiry against or relating to IMCO or REI or its assets or business ("REI Legal Proceedings") pending or, to REI and Shareholders' Knowledge, threatened which could, individually or in the aggregate, have a Material Adverse Effect on the REI Business. To REI and Shareholders' Knowledge, there are no claims, against or relating to IMCO or REI or its assets or business, which pending or threatened REI Legal Proceedings or claims would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on REI's Business. There is no REI Legal Proceeding which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. There are no existing liabilities that require REI to indemnify its officers and directors for acts or omissions by such persons or existing agreements to provide indemnification for such liabilities.

         5.11 ERISA Matters.

                  (a) The REI Disclosure Schedule lists, with respect to IMCO and REI, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $5,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code
Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of IMCO and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of IMCO of greater than $5,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of IMCO (together, the "IMCO Employee Plans").

Agreement and Plan of Merger
Page -14-


                  (b) IMCO has furnished to HomeSeekers a copy of each of the IMCO Employee Plans and has, with respect to each IMCO Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the plan year ended October 31, 1998. Any IMCO Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. IMCO has also furnished HomeSeekers with the most recent Internal Revenue Service determination letter issued with respect to each such IMCO Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any IMCO Employee Plan subject to Code Section 401(a).

                  (c) (i) None of the IMCO Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any IMCO Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each IMCO Employee Plan has been administered in accordance with its terms and to REI and Shareholders' Knowledge, in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and IMCO has performed all obligations required to be performed by it under, is not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the IMCO Employee Plans; (iv) IMCO is not subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the IMCO Employee Plans; (v) to REI and Shareholders' Knowledge, all material contributions required to be made by IMCO to any IMCO Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each IMCO Employee Plan for the current plan years; (vi) with respect to each IMCO Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 or ERISA has occurred; and (vii) no IMCO Employee Plan is covered by, and IMCO has not incurred any liability under Title IV of ERISA or Section 412 of the Code. With respect to each IMCO Employee Plan subject to ERISA as either an employee pension plan within the meaning of
Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, IMCO has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such IMCO Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to REI and Shareholders' Knowledge is threatened, against or with respect to any such REI Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. IMCO is not a party to, or has not made any contribution to or otherwise incurred any obligation under, any "multi employer plan" as defined in Section 3(37) of ERISA.

Agreement and Plan of Merger
Page -15-


                  (d) With respect to each IMCO Employee Plan, to REI and Shareholders' Knowledge, IMCO has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

                  (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of IMCO to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation or benefits due any such employee or service provider.

         5.12 Taxes.

                           (a) For purposes of this 5.12 and other provisions of
this Agreement relating to Taxes, the following definitions shall apply:

                           (i) The term "Taxes" shall mean all taxes, however
denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligation to indemnify another person.

                           (ii) The term "Returns" shall mean all reports,
estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

Agreement and Plan of Merger
Page -16-


                  (b) All Returns required to be filed by or on behalf of REI and IMCO have been duly filed on a timely basis and such Returns are true, complete and correct. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of REI and IMCO under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by REI or IMCO with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement. REI and IMCO have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of REI with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that REI is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established. Neither REI nor IMCO has at any time been a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired. No liability for Taxes of REI has been incurred (or prior to Closing will be incurred) since the date of the Financial Statements other than in the ordinary course of business.

                  (c) REI has made available to HomeSeekers true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of REI or IMCO relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including REI or IMCO for all periods ending on and after July 31, 1999.

                  (d) The Returns for the period beginning April 15, 1997 to the present of or including REI and IMCO have never been audited by a government or taxing authority, nor is any such audit in process, or, to REI and Shareholders' Knowledge, pending. No deficiencies have been asserted (either in writing or verbally) with respect to Taxes of REI or IMCO, and neither REI nor IMCO has received notice (either in writing or verbally) that it has not filed a Return or paid Taxes required to be filed or paid. Neither REI nor IMCO is a party to any action or proceeding for assessment or collection of Taxes, against REI, IMCO, or any of their assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of REI or IMCO.

         5.13 Intellectual Property.

Agreement and Plan of Merger
Page -17-


                  (a) REI owns or has the exclusive right to use, make, sell, license, or sublicense and bring actions for infringement of all REI Products (as defined below) and Intellectual Property Rights (as defined below) developed by or for REI or that are used in the business of REI as currently conducted. All of the REI Products and REI Intellectual Property Rights are owned by REI free and clear of any rights or claims of any former employees, consultants, officers and directors of REI and former employers of all current and former employees, consultants, officers and directors of REI. All taxes and fees, including, without limitation, patent and trademark registration and prosecution fees and all professional fees in connection therewith pertaining to the REI Intellectual Property Rights, due and payable on or before the date hereof, have been paid by REI.

                  (b) REI's current products and products under development are listed on the REI Disclosure Schedule (collectively, "REI's Products"). Except as disclosed on the REI Disclosure Schedule, no person has a license to make, use or distribute or the right to acquire such a license with respect to any current or future version of any REI Product or any REI Product that is under development, and no agreement to which REI is a party will restrict the Surviving Corporation or HomeSeekers from charging customers for any such new version. Except as disclosed on the REI Disclosure Schedule, no agreement for the support or maintenance of REI Products obligates REI, or would obligate the Surviving Corporation or HomeSeekers after the Effective Time to provide any improvement, enhancement, change in functionality or other alteration in the performance of the REI Products.

                  (c) Except as disclosed on the REI Disclosure Schedule, no person has a right to receive a royalty or other payment in respect of any REI Product or REI Intellectual Property Rights pursuant to any contractual arrangements entered into by REI. Except as disclosed on the REI Disclosure Schedule, neither IMCO nor REI has had licenses granted, sold or otherwise transferred by or to it nor other agreements to which it is a party, relating in whole or in part to any REI Product or REI Intellectual Property Rights.

                  (d) Except as disclosed on the REI Disclosure Schedule, the execution, delivery and performance of this Agreement and the REI Ancillary Agreements, the consummation of the Merger and the consummation of the other transactions contemplated hereby and thereby (including without limitation the continued conduct by HomeSeekers after the Merger of REI's Business as presently conducted and the incorporation of any REI Product or REI Intellectual Property Right in any product of HomeSeekers or the Surviving Corporation) will not breach, violate or conflict with any instrument or agreement governing any such REI Product or REI Intellectual Property Right necessary or required for, or used in, the conduct of the business of REI as presently conducted and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such REI Product or REI Intellectual Property Right or materially impair the right of HomeSeekers or the Surviving Corporation to use, sell, license or dispose of, either as part or all of an REI Product or subsequent to the Closing Date as part or all of a product of HomeSeekers or the Surviving Corporation, or to bring any action for the infringement of, any such REI Product or REI Intellectual Property Right or portion thereof.

Agreement and Plan of Merger
Page -18-


                  (e) REI's Business and the development, manufacture, marketing, license, sale or use of any REI Product or REI Intellectual Property Right does not and will not violate any license or agreement to which REI is a party, infringe any Intellectual Property Right of any other party; there is no pending or, to REI and Shareholders' Knowledge, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any REI Intellectual Property Right used in the conduct of the business of REI as presently conducted nor, to REI and Shareholders' Knowledge, is there any basis for any such claim, nor has REI received any written notice asserting that any REI Intellectual Property Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party. To REI and Shareholders' Knowledge, there is no infringement on the part of any third party of REI's Intellectual Property Rights.

                  (f) Each of REI and IMCO has taken reasonable and practicable steps to maintain the secrecy and confidentiality of, and its proprietary rights in, all REI Intellectual Property Rights used in the conduct of REI's Business. To REI and Shareholders' Knowledge, none of REI's employees, consultants, officers or directors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to use their best efforts to promote the interests of REI in the REI Business or that would conflict with the REI Business. It is currently not necessary nor will it be necessary for REI to utilize in the REI Business nor will REI utilize in the REI Business any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to their employment by or affiliation with REI, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by REI, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such person or entity is a party or to which any of such assets or rights may be subject, except to the extent that such utilization would not have a Material Adverse Effect on the REI Business. To REI and Shareholders' Knowledge, none of REI's or IMCO's consultants, officers, directors or shareholders that has had knowledge or access to information relating to REI's Business has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his previous employer relating to the business as conducted of such previous employer which has resulted in REI's or IMCO's access to or use of such proprietary items in REI's Business, and REI will not gain access to or make use of any such proprietary items in REI's Business, except to the extent that any such activities would not have a Material Adverse Effect on REI's Business.

                  (g) Neither IMCO nor REI is in violation of any license, sublicense, or agreement described on the REI Disclosure Schedule except such violations as do not materially impair REI's rights under such license, sublicense or agreement.

Agreement and Plan of Merger
Page -19-


                  (h) The REI Disclosure Schedule contains a complete and accurate list of all applications, filings and other formal actions made or taken (including any results thereof) pursuant to federal, state, local and foreign laws by REI to perfect or protect its interest in REI Intellectual Property Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks and copyright registrations. As used herein, the term "Intellectual Property Rights" means the following intellectual property rights: domestic and foreign patents, patent applications, patent rights, trademarks, trademark registrations, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, computer software, licenses, trade secrets, trade rights, proprietary formulae, inventions, development tools, designs, plans, specifications, technical information and other proprietary rights, whether or not registered, and all documentation and media relating to the above, and the term "REI Intellectual Property Right" shall mean Intellectual Property Rights owned by or granted exclusively or nonexclusively to REI .

         5.14 Environmental Matters.

                  (a) The operations of REI comply in all material respects with all federal, state and local environmental, health and safety laws, statutes and regulations.

                  (b) The operations of REI are not the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environment, health or safety law, statute or regulation.

                  (c) The operations of REI are not the subject of any federal or state investigation pursuant to which REI has been ordered to respond to a release of any hazardous or toxic waste, substance or constituent or other substance, into the environment in violation of law.

                  (d) Neither IMCO nor REI has filed any notice under federal or state law indicating past or present treatment, storage or disposal requiring a Part B permit or designation of "interim status" as defined under 40 C.F.R. Parts 260-270 or any state equivalent of a hazardous or toxic waste as defined therein or reporting a spill or release of a hazardous or toxic waste, substance or constituent or other substance, into the environment except in accordance with applicable law.

                  (e) Neither IMCO nor REI has released, as defined in the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C.
Section 9601 et seq.), any hazardous substance as defined therein into the environment.

                  (f) Except as dislosed on the REI Disclosure Schedule, None of the operations of REI involve the generation, transportation, treatment or disposal as defined under 40 C.F.R. Parts 260-270 or any state equivalent of hazardous waste as defined therein requiring a Part B permit or designation of "interim status".

                  (g) To REI and Shareholders' Knowledge, no underground storage tanks or surface impoundments are on the premises of REI.

                  (h) To REI and Shareholders' Knowledge, no lien in favor of any governmental authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such governmental authority in response to a release of a hazardous or toxic waste, substance or constituent or other substance, into the environment has been filed or attached to the premises currently occupied by REI.

Agreement and Plan of Merger
Page -20-


                  (i) REI has no environmental permits.

                  (j) Neither IMCO nor REI has received written notice of any claim of injury due to exposure of any person to, hazardous materials manufactured, stored, used, distributed, disposed of, released or controlled by IMCO or REI.

                  (k) To REI and Shareholders' Knowledge, no hazardous materials are present on any property which has been owned, leased or occupied by IMCO or REI, for the conduct of its business in violation of any federal, state or local law and which could result in a material financial liability to REI.

                  (l) No claim, complaint, or administrative proceeding has been brought or is currently pending against IMCO or REI with respect to hazardous or toxic waste, substances or constituents or other substances or as to the investigation or remediation of hazardous or toxic waste, substances or constituents or other substances.

         As used herein "federal, state and local environmental, health and safety laws, statutes or regulations" means any and all laws, rules, regulations, orders, treaties, statutes and codes promulgated by any local, state, federal or international governmental authority or agency which has jurisdiction over any portion of the current operations of REI, which prohibits, regulates or controls any hazardous material or the transportation, storage, transfer, recycling, use, treatment, manufacture, investigation, removal, remediation, release, exposure of others to, sale or distribution of hazardous materials including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as these laws have been amended or supplemented to date and any analogous state or local statutes and the regulations promulgated to date pursuant thereto.

         As used herein, "hazardous or toxic waste, substance or constituent or other substance" means those substances which are regulated by or form the basis of liability under any federal, state and local environmental, health and safety laws, statutes or regulations because they are radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including, without limitation: (a) asbestos, (b) oil and petroleum products, (c) explosives, (d) radioactive substances, pollutants or wastes, (e) urea formaldehyde-containing building materials, (f) polychlorinated biphenyls, (g) radon gas, and (h) ultra-hazardous or toxic substances, pollutants or wastes.

Agreement and Plan of Merger
Page -21-


         5.15 Interests of Officers and Directors. Except as disclosed in the REI Disclosure Schedule, no officer or director of REI or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to REI any goods, property, technology or intellectual or other property rights or services; (b) any contract or agreement to which REI is a party or by which it may be bound or affected; or (c) any property, real or personal, tangible or intangible, used in or pertaining to REI's Business, including any interest in the REI Intellectual Property Rights.

         5.16 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.

                  (a) The REI Disclosure Schedule lists all facilities occupied by REI or IMCO since April 15, 1997 and indicates the nature of REI's or IMCO's interest in such facilities. REI has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in the IMCO Financial Statements or on the REI Disclosure Schedule or except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

                  (b) The equipment owned or leased by REI is, taken as a whole,
(i) adequate for the conduct of REI's Business consistent with past practice,
(ii) suitable for the uses to which it is currently employed, (iii) in operating condition, (iv) regularly and properly maintained, and (v) not obsolete or in need of immediate renewal or replacement, except for renewal or replacement in the ordinary course of business.

         5.17 Regulatory Matters; Governmental Licenses.

                  (a) REI has obtained all consents, approvals, registrations, certifications, authorizations, permits and licenses of, and has made all filings with, or notifications to, all Governmental Authorities pursuant to applicable requirements of all federal, state or local and, to REI and Shareholders' Knowledge, foreign, laws, ordinances, governmental rules or regulations applicable to REI and its business, including but not limited to, all such laws, ordinances, governmental rules or regulations relating to registration of REI's products (including proposed products) and certification of its facilities.

                  (b) Neither REI nor IMCO is in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which REI or IMCO is a party or is subject.

         5.18 Labor Matters.

Agreement and Plan of Merger
Page -22-


                  (a) REI is and IMCO has been in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice, where such compliance would reasonably be expected to be necessary to avoid, individually or in the aggregate, a Material Adverse Effect on REI's Business. Neither REI nor IMCO has received any written notice from any Governmental Authority, and there has not been asserted before any Governmental Authority, any claim, action or proceeding to which REI or IMCO is a party or involving REI or IMCO, and there is neither pending nor, to REI and Shareholders' Knowledge, threatened any investigation or hearing concerning REI or IMCO arising out of or based upon any such laws, regulations or practices. Except as is not material to REI's Business, neither REI nor IMCO has given to or received from, or anticipates giving to or receiving from, any employee of REI notice of termination of employment. The REI Disclosure Schedule sets forth the terms pursuant to which all amounts may be payable (whether currently or in the future) to current or former officers, directors, or employees of REI as a result of or in connection with the Merger.

                  (b) Neither IMCO nor REI is a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Neither REI nor IMCO has experienced any attempt by organized labor or its representatives to make REI or IMCO conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of REI. To REI and Shareholders' Knowledge, there is no labor strike or labor disturbance pending or threatened against REI nor is any grievance currently being asserted. Neither IMCO nor REI has experienced a work stoppage.

         5.19 Insurance. The REI Disclosure Schedule contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance maintained by REI. REI is not in default under any of such policies or binders, and REI has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to IMCO or to REI upon which an insurer might be justified in reducing coverage under the Business Insurance Policy. There are no outstanding unpaid claims under any such policies or binders. All policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect through the Effective Time.

         5.20 Brokers. No broker, finder or investment banker engaged by REI, IMCO, or any Shareholder is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement..

         5.21 Vote Required. The affirmative votes of the holders of a majority of the outstanding shares of REI Common Stock are the only votes of the holders of any class or series of REI Stock necessary to approve this Agreement and the Merger.

Agreement and Plan of Merger
Page -23-


         5.22 Investment Representations. Each Shareholder hereby separately represents and warrants to HomeSeekers that:

                  (a) Such Shareholder is knowledgeable of HomeSeekers's business affairs and financial condition, and has acquired sufficient information about HomeSeekers to reach an informed and knowledgeable decision to acquire the HomeSeekers Shares. The Shareholder is acquiring the HomeSeekers Shares for his or her own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act.

                  (b) The Shareholder understands that the HomeSeekers Shares have not yet been registered under the Securities Act or in any state in reliance upon specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Shareholder's investment intent as expressed herein.

                  (c) By reason of the Shareholder's business or financial experience or the business or financial experience of my professional advisors who are unaffiliated with HomeSeekers, the Shareholder has the capacity to protect his or her own interests in the acquisition of the HomeSeekers Shares.

                  (d) The Shareholder understands that the HomeSeekers Shares will constitute "restricted securities" under Rule 144 promulgated under the Securities Act, and that the Shareholder's ability to resell the HomeSeekers Shares (subject to the Shareholders rights under Article XI below) will be limited accordingly.

         5.23 Disclosure. No representation or warranty made by REI or the Shareholders in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by IMCO, REI or the Shareholders pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact.

Agreement and Plan of Merger
Page -24-


         5.24 Transfer of Assets to REI. REI and the Shareholders represent and warrant that IMCO has effectively conveyed to REI all of IMCO's right title and interest to all assets of IMCO, other than those assets listed on the REI Disclosure Schedule, including, without limitation, (a) all types of the assets described in the Draft Audit Report dated September 29, 1999 prepared by Albright Persing & Associates in connection with HomeSeekers' due diligence in this matter (the "Audit Report"); (b) all tangible personal property, furnishings, fixtures, equipment, machinery, parts, accessories, inventory and any other property (the "IMCO Personal Property"); (c) all contracts, agreements, equipment leases, warranties, and other rights or agreements, whether written or oral (the "IMCO Contracts"); (d) all real estate leases together with all of IMCO's interest in any security deposits, prepaid rent, leasehold improvements and appurtenances to leased property (the "IMCO Real Property Leases"); and (e) all of IMCO's right, title and interest in and to the trade names, logos, copyrights, service marks, trademarks, patents, patent applications, other Intellectual Property Rights, licenses, and goodwill (the "IMCO Intangible Property") (collectively, the "IMCO Assets"). REI has full right to convey the IMCO Assets to the Surviving Corporation in connection with this Agreement.

                                   ARTICLE VI

                                COVENANTS OF REI

         6.1 Regular Course of Business. Except as otherwise consented to in writing by HomeSeekers or otherwise disclosed on the REI Disclosure Schedule, prior to the Effective Time REI shall conduct its business in the ordinary and usual course consistent with past practice and shall use reasonable efforts to maintain and preserve intact its business organization, keep available the services of its officers and employees and maintain positive relations with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. REI shall promptly notify HomeSeekers of any event or occurrence not in the ordinary course of business and will not enter into or amend any agreement or take any action which reasonably could be expected to have a Material Adverse Effect on REI's Business.

         6.2 Restricted Activities and Transactions. Except as provided herein or as otherwise consented to in writing by HomeSeekers, upon execution of this Agreement and prior to the Effective Time, REI will not:

                  (a) propose, adopt or permit an amendment of REI's Articles of Incorporation or REI's Bylaws;

                  (b) issue, sell, encumber or deliver, or agree to issue, sell, encumber or deliver, any shares of any class of capital stock of REI or any securities convertible into any such shares or convertible into securities in turn so convertible, or any options, warrants, or other rights calling for the issuance, sale or delivery of any such shares or convertible securities or authorize or propose any change in its equity capitalization;

                  (c) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or repurchase, redeem or otherwise acquire any shares of its capital stock,

                  (d) mortgage or pledge any of its assets, tangible or intangible;

Agreement and Plan of Merger
Page -25-


                  (e) except in the ordinary course of business: (i) borrow, or agree to borrow, any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), (ii) cancel or agree to cancel any debts or claims, (iii) lease, sell or transfer, agree to lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights (except for (A) dispositions of obsolete or worthless assets, (B) sales of immaterial assets not in excess of $10,000 in the aggregate and (C) leases of equipment in the ordinary course of business pursuant to commitments as set forth in the REI Disclosure Schedule), or (iv) make or permit any material amendments or termination of any material contract, agreement, license or other right to which it is a party;

                  (f) grant any increase in compensation to any employee or director (except for annual increases in salary or wages of, and bonus grants made to, employees in the ordinary course of business consistent with past practice, which increases or grants have been consented to in writing by HomeSeekers and have been listed in the REI Disclosure Schedule), or adopt any new Plan or similar arrangements or agreements (except in each case as specifically provided in this Agreement or as required by law), or enter into or amend any employment, severance or similar arrangement;

                  (g) accelerate, amend or change the period of exercisability of any rights to purchase securities of REI or change the vesting period of any restricted stock of REI or authorize cash payments in exchange for any outstanding REI Options;

                  (h) hire any management personnel or terminate any employee of REI, except in the ordinary course of business involving a person with an annual salary of less than $30,000 and only (in the case of a new hire) pursuant to an at-will arrangement without any severance benefits;

                  (i) acquire control or ownership of any other corporation, association, joint venture, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or incorporate or form, or cause to be incorporated or formed, any corporation, association, joint venture, partnership, business trust or other business entity, or merge, consolidate or otherwise combine with any other corporation (except as provided for in this Agreement), or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the REI Business;

                  (j) transfer any REI assets or liabilities to any new REI Subsidiary;

                  (k) pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the REI Financial Statements;

                  (l) except in the ordinary course of business, enter into or agree to enter into any transaction material to REI's Business;

                  (m) except in the ordinary course of business, transfer or license to any person or entity, or otherwise extend, amend or modify, any rights to the REI Intellectual Property Rights;

Agreement and Plan of Merger
Page -26-


                  (n) enter into or amend any agreements pursuant to which any other party is granted most favored customer status or exclusive marketing, distribution or other similar rights with respect to any products of REI;

                  (o) violate, amend or otherwise modify the material terms of any of the contracts set forth on the REI Disclosure Schedule;

                  (p) commence a lawsuit other than for the routine collection of bills or to enforce REI's rights under this Agreement, or settle a lawsuit;

                  (q) change the accounting methods or practices followed by REI, including any change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may be required by changes in generally accepted accounting principles, make or change any material Tax election, adopt or change any Tax accounting method, file any material Return or any amendment to a material Return, enter into any material closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, without the prior consent of HomeSeekers, which consent will not be unreasonably withheld (for purposes of this covenant a "material" Tax Return, closing agreement, Tax claim or assessment shall mean a Tax liability with respect to each such item in excess of $10,000);

                  (r) take any action that would result in any of the representations and warranties of REI set forth in this Agreement becoming untrue;

                  (s) make any changes in its investment portfolio other than the reinvestment of the proceeds of maturing, redeemed or prepaid securities, obligations or other investments into United States Treasury securities maturing ninety (90) days or less from the date of investment;

                  (t) allow or permit to be done any act by which any of its insurance policies may be suspended, impaired or canceled;

                  (u) fail to comply in any material respect with all laws applicable to it; or

                  (v) authorize or propose any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         6.3 Dividends and Distributions; Repurchases. Except as otherwise consented to in writing by HomeSeekers prior to the Effective Time, REI will not declare or pay any dividend on its capital stock in cash, stock or property, and will not redeem, repurchase or otherwise acquire any shares, or rights to acquire shares, of its capital stock.

Agreement and Plan of Merger
Page -27-


         6.4 Advice of Changes. REI will promptly advise HomeSeekers in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of REI contained in this Agreement, if made on or as of the date of such event or the date of the Closing, untrue or inaccurate or (b) any Material Adverse Change in REI's Business.

         6.5 Negotiation With Others. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, REI shall not, directly or indirectly, (a) solicit, initiate discussions or engage in negotiations with any person (whether such negotiations are initiated by REI or otherwise) or take any other action intended or designed to facilitate the efforts of any person, other than HomeSeekers, relating to the possible acquisition of REI (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets (with any such efforts by any such person, including without limitation a firm proposal to make such an acquisition, to be referred to as an "Acquisition Proposal"), (b) provide information with respect to REI to any person, other than HomeSeekers, relating to a possible Acquisition Proposal by any person, other than HomeSeekers, (c) enter into an agreement with any person, other than HomeSeekers, providing for a possible Acquisition Proposal, or (d) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any person other than by HomeSeekers. In addition, REI agrees to immediately cease any and all existing activities, discussions or negotiations with any parties conducted prior to the date hereof with respect to the foregoing. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Directors of REI (or its agents pursuant to its instruction) from taking any of the following actions: if REI shall receive from a third party an unsolicited written proposal from a third party to acquire 100% of REI and its entire business through a merger, consolidation, stock purchase, purchase of all or substantially all of its assets, or otherwise, and (ii) if the Board of Directors has made a good faith determination, based upon the advice of its legal counsel set forth in a written opinion or memorandum from such counsel that it would be a violation of its fiduciary duties to the shareholders of REI to do otherwise, REI may, without breaching this Section 6.5, furnish information to and enter into negotiations with such third party. Further, if in the reasonable good faith judgment of the REI Board of Directors any such written proposal is reasonably likely to be consummated and is more favorable to the shareholders of REI from a financial perspective than the terms of the Merger (a "Superior Proposal"), nothing contained in this Agreement shall prevent the REI Board of Directors from approving, accepting and recommending to the shareholders of REI a Superior Proposal, if the Board of Directors has made a good faith determination, based upon the advice of its legal counsel set forth in the written opinion or memorandum from such counsel, that it would be a violation of its fiduciary duties to the shareholders of REI to do otherwise; provided that in each such event REI notifies HomeSeekers of such determination by the REI Board of Directors and provides HomeSeekers with a true and complete copy of the Superior Proposal received from such third party and of all documents containing or referring to information of REI that is supplied to such third party. Except to the extent expressly referenced in this Section 6.5, nothing in this Section 6.5 shall relieve REI from complying with the other terms of this Agreement, including, without limitation, the provisions of
Section 6.2.

Agreement and Plan of Merger
Page -28-


         6.6 Acquisition Proposals. REI will provide HomeSeekers with immediate notice of any inquiry or offer REI receives from or on behalf of any third party of the type referred to in Section 6.5 hereof, including in such notice the identity of the third party and a complete description of any such inquiry or offer, and will provide HomeSeekers with immediate notice if REI provides or furnishes any information to any third party relating to a possible Acquisition Proposal.

         6.7 Consents, Approvals and Filings. REI will use its best efforts to comply as promptly as practicable with the governmental requirements specified in Section 5.5 hereof and to assist Sub in obtaining on or before the Closing all necessary approvals, authorizations, consents, licenses, clearances or orders of Governmental Authorities referred to in such section or of other persons referred to in Section 5.6 or the REI Disclosure Schedule.

         6.8 Access to Records and Properties. HomeSeekers may, prior to the Effective Time, through its employees, agents and representatives, continue to conduct or cause to be conducted a detailed review of the business, financial condition, properties, assets, books and records of REI. REI agrees to assist HomeSeekers in conducting such review and investigation and will provide, and will cause its independent public accountants to provide (subject to HomeSeekers's agreement to any hold-harmless or indemnity reasonably required by such independent public accountants), HomeSeekers and its employees, agents and representatives full access to, and complete information concerning all aspects of the business of REI, including its books, records (including Returns filed or in preparation), personnel and premises, the audit work papers and other records relating to REI of its independent public accountants. Except as provided in
Section 10.4, neither any investigation by HomeSeekers nor the receipt by HomeSeekers of any data or information from REI, its independent public accountants and other representatives or advisors will affect the right of HomeSeekers or Sub to rely on the representations, warranties or covenants of REI or the right of HomeSeekers to terminate this Agreement as provided in
Section 13.1 hereof.

                                   ARTICLE VII

                 CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES

         7.1 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby and to satisfy the conditions set forth in Articles VIII and IX. The Shareholders shall cause REI to comply with all of the covenants of REI under this Agreement.

         7.2 Confidentiality; Publicity. The parties shall not disclose the terms of this transaction to any third party nor make any public announcement related to this Agreement or the transactions contemplated hereby without the prior written approval of the other parties hereto except as required by law.

Agreement and Plan of Merger
Page -29-


         7.3 Trading in HomeSeekers Common Stock. Except as otherwise expressly consented to by HomeSeekers, from the date of this Agreement until the Effective Time, neither the Shareholders nor any of its Affiliates will directly or indirectly purchase or sell (including short sales) any shares of HomeSeekers Common Stock in any transactions effected on Nasdaq or otherwise. The Shareholders agree that for a period of one hundred eighty (180) days after the Closing Date, the Shareholders will not directly or indirectly sell or purchase or enter into any agreement, contract or arrangement to sell or purchase any put or call options or other derivative securities (including shorts sales) with respect to HomeSeekers Common Stock (including, without limitation, HomeSeekers Shares) or enter into any other agreements, contracts or arrangements providing for the alteration of the Shareholder's investment risk with respect to any shares of HomeSeekers Common Stock; provided that nothing in this paragraph will be deemed to limit or prohibit the Shareholders from exercising his/her rights under Article XI below.

         7.4 This section has been intentionally left blank.

         7.5 Post-Closing Adjustments.

         (a) For the purpose of this Agreement, the "Net Book Value" shall be the amount by which the aggregate book amount of the total assets of REI at the Effective Time, as determined in accordance with this Section and as shown on the Closing Balance Sheet (as hereinafter defined in Section 7.5(b)) exceeds the aggregate book amount of the total liabilities of REI at the Effective Time, as determined in accordance with this Section and as shown on the Closing Balance Sheet.

         (b) The Net Book Value shall be determined in U.S. Dollars from the statements of total assets and total liabilities of REI as of the Effective Time (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with those applied in the preparation of the Audit Report (to the extent that the principles applied in the preparation thereof were in accordance with GAAP) and auditing procedures will be carried out in accordance with generally accepted auditing standards or as HomeSeekers and the Shareholders have otherwise agreed in writing. The parties shall cooperate in the preparation of the Closing Balance Sheet and the compilation of the information to be used in the preparation thereof, and shall use their respective best efforts to cause their respective accountants to make available to each other their respective work papers with respect to the Closing Balance Sheet.

Agreement and Plan of Merger
Page -30-


         (c) Notwithstanding the restrictions contained in Article VI, REI may declare and pay a cash dividend to its shareholders of record on the day immediately preceding the Closing Date (the "Pre-close Date"). However, in the event the Net Book Value is less than One Hundred Forty Five Thousand Five Hundred Sixty-seven Dollars ($145,567), then HomeSeekers shall make a written demand on the Shareholders for the amount by which $145,567 exceeds the Net Book Value (the "Shareholder Adjustment Payment"). The Shareholder Adjustment Payment shall be paid by the Shareholders to HomeSeekers within ten (10) business days from the date of the demand by one of the following three methods, at the election of the Shareholders: (i) wire transfer of immediately available funds;
(ii) delivery by the Shareholders to HomeSeekers of the number of shares of HomeSeekers Common Stock determined by dividing the Shareholder Adjustment Payment by the average closing sale price of a share of HomeSeekers Common Stock as quoted on the Nasdaq for the ten (10) consecutive trading days which precede the date of delivery of shares, as reported (absent manifest error in the printing thereof) by The Wall Street Journal (Western Edition); or (iii) delivery by the Shareholders to HomeSeekers of a promissory note in the amount of the Shareholder Adjustment Payment, bearing interest at an interest rate not less than prime, with a maturity date of not more than one (1) year from the date of the note, and providing for set-off by HomeSeekers of any of its obligations under this Agreement in the event of default on the note. The Shareholders' obligations to make payments pursuant to this Section is independent of, and in addition to, the indemnity obligations set forth in
Article X of this Agreement.

         (d) In the event the Net Book Value is more than One Hundred Forty Five Thousand Five Hundred Sixty-seven Dollars ($145,567), then the Shareholders shall make a written demand on HomeSeekers for the aggregate amount by which the Net Book Value exceeds $145,567 ("HomeSeekers Adjustment Payment"). The HomeSeekers Adjustment Payment shall be paid by HomeSeekers to the Shareholders within ten (10) business days from the date of the demand by one of the following two methods, at the election of HomeSeekers: (i) wire transfer of immediately available funds; or (ii) delivery by HomeSeekers to the Shareholders of the aggregate number of registered shares of HomeSeekers Common Stock (divided among the Shareholders pursuant to written instructions signed by all of the Shareholders) determined by dividing the HomeSeekers Adjustment Payment by the average closing sale price of a share of HomeSeekers Common Stock as quoted on the Nasdaq for the ten (10) consecutive trading days which precede the date of delivery of shares, as reported (absent manifest error in the printing thereof) by The Wall Street Journal (Western Edition). HomeSeekers' obligations to make payments pursuant to this Section is independent of, and in addition to, the indemnity obligations set forth in Article X of this Agreement and the Merger Consideration.

         7.6 Approval of Shareholders. REI shall (a) cause a meeting of its shareholders to be duly called and held in accordance with the laws of the State of Kentucky, applicable federal and state securities laws and REI's Articles of Incorporation and By-Laws as soon as reasonably practicable for the purpose of voting on the adoption and approval of this Agreement and the Merger (the "Proposal"); (b) recommend to its shareholders approval of the Proposal; and (c) use its best efforts to obtain the necessary approval of its shareholders. The Shareholders agree to vote for the Merger and the transactions contemplated in this Agreement and against any other business combination proposal not involving HomeSeekers.

Agreement and Plan of Merger
Page -31-


         7.7 Release of Shareholders' Personal Guarantees. With respect to any obligation of REI to William and Cindy Andrews (collectively, the "Andrews") or to BankVest or Star Bank that is identified on the REI Disclosure Schedule as being personally guaranteed by any of the Shareholders, HomeSeekers shall, within 180 days after the Effective Date, either cause the obligation to be satisfied or cause the Shareholders to be released from the personal guarantee. With respect to any obligation of REI to Greentree Vendor Services Corp. for Lease Agreement No. 40365804 for computer equipment that is personally guaranteed by any of the Shareholders, within 180 days of the equipment coming into the possession of HomeSeekers or Sub, HomeSeekers shall either cause the obligation to be satisfied (as to the time period during which HomeSeekers or Sub is able to use the equipment) or cause the Shareholders to be released from the personal guarantee.

         7.8 Reorganization. From and after the date hereof and until the Effective Time, each of the parties will use its reasonable best efforts to take any action (or not knowingly fail to take any action) which is not materially burdensome to each party which is necessary for qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         7.9 Dissolution. The Shareholders agree to cause IMCO to be dissolved as a limited liability company as promptly as is reasonably practical after the Effective Time and termination of certain employee benefit plans.

         7.10 401(k) Plan. REI and the Shareholders agree to cause the 401(k) plan of IMCO / REI to be frozen and to refuse to accept any contributions from the date of this Agreement until the 401(k) plan is terminated. Provided that the 401(k) plan remains frozen and does not accept contributions subsequent to the Closing Date, HomeSeekers shall pay the administrative expenses of the 401(k) plan until it is terminated. REI and the Shareholders agree to cause the 401(k) plan to be terminated as soon as it can be terminated in compliance with ERISA.

         7.11 Sales Tax Claims. In the event a Government Authority seeks to recover sales taxes from HomeSeekers or Sub for sales to REI or IMCO customers prior to the Effective Time, the Shareholders agree to cooperate with HomeSeekers and to vigorously enforce the sales tax reimbursement provisions contained in the contracts between REI and its customers and in the contracts between IMCO and its customers.

                                  ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF HOMESEEKERS

         The obligations of HomeSeekers to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by HomeSeekers.

Agreement and Plan of Merger
Page -32-


         8.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Shareholders and REI contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Shareholders and REI shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date, including these obligations set forth in Article VII herein.

         8.2 No Material Adverse Change or Destruction of Property. Between the date hereof and the Closing Date, (i) there shall have been no Material Adverse Change of REI or the Business, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the service, or products of REI or the Business, and (iii) none of the Assets shall have been materially damaged by fire, flood, casualty, riot or other cause (regardless of insurance coverage for such damage).

         8.3 Corporate Certificate. REI shall have delivered to HomeSeekers (i) copies of the Articles of Incorporation and Bylaws of REI as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by its Board of Directors and Shareholders authorizing the transactions contemplated by this Agreement, (iii) written resignations of REI's officers and Board of Directors and (iv) a certificate of good standing issued by the Secretary of State of the Commonwealth of Kentucky as of a date not more than ten (10) days prior to the Closing Date, certified in the case of subsections (i) and (ii) as of the Closing Date by the Secretary of REI as being true, correct and complete.

         8.4 Consents. REI and Shareholders shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of REI and the Shareholders from any person from whom such consent or waiver is required under any Contract to which the Shareholders, REI or the Assets are bound as of a date not more than ten (10) days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such contracts, either by the terms thereof or as a matter of law.

         8.5 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby, and which, in the judgment of HomeSeekers, makes it inadvisable to proceed with the transactions contemplated hereby.

         8.6 Due Diligence Review. HomeSeekers shall have completed their due diligence review of REI, the Assets and the business pursuant to Section 6.8, and shall be satisfied with the results of such review and assessment.

         8.7 Employment Agreement. Mark Spraetz shall have entered into the Employment Agreement in the form attached hereto as Exhibit 2.

Agreement and Plan of Merger
Page -33-


         8.8 Lien Releases. All Liens encumbering or otherwise affecting the Business or the Assets shall have been released in form and substance acceptable to HomeSeekers.

         8.9 Opinion of Counsel. HomeSeekers shall have received an opinion dated as of the Closing Date, from counsel to REI and the Shareholders in form and substance acceptable to HomeSeekers.

         8.10 Securities Laws. HomeSeekers shall have received all necessary consents and otherwise complied with any securities laws applicable to the issuance of HomeSeekers Shares in connection with the transactions contemplated hereby.

                                   ARTICLE IX

                                CONDITIONS TO THE
                     OBLIGATIONS OF REI AND THE SHAREHOLDERS

         The obligations of REI and the Shareholders to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by the Shareholders:

         9.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of HomeSeekers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. HomeSeekers shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date.

         9.2 Consideration and Deposits. At the Closing, HomeSeekers shall have
(a) delivered to the Shareholders the HomeSeekers Shares (b) instructed its transfer agent to issue the HomeSeekers Shares; and (c) made the appropriate deposit into the Escrow.

         9.3 Employment Agreement. HomeSeekers shall have caused Mark Spraetz to enter into the Employment Agreement in the form attached hereto as Exhibit 2.

         9.4 Corporate Certificate. HomeSeekers shall have delivered to REI a copy of a resolution adopted by its Board of Directors authorizing the transactions contemplated by this Agreement, as of the Closing Date by the Secretary of HomeSeekers as being true, correct and complete.

Agreement and Plan of Merger
Page -34-


         9.5 Consents. REI and Shareholders shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of REI and the Shareholders from any person from whom such consent or waiver is required under any Contract to which the Shareholders, REI or the Assets are bound as of a date not more than ten (10) days prior to the Closing Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such contracts, either by the terms thereof or as a matter of law.

         9.6 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby, and which, in the judgment of REI, makes it inadvisable to proceed with the transactions contemplated hereby.

         9.7 Opinion of Counsel. REI shall have received an opinion dated as of the Closing Date, from counsel to HomeSeekers in form and substance acceptable to REI.

         9.8 Securities Laws. REI shall have received all necessary consents and otherwise complied with any securities laws applicable to the issuance of HomeSeekers Shares in connection with the transactions contemplated hereby.

                                    ARTICLE X

                                 INDEMNIFICATION

Agreement and Plan of Merger
Page -35-


         10.1 Agreement by Shareholders to Indemnify. The Shareholders (the "Shareholder Indemnitors") agree to jointly and severally indemnify and hold HomeSeekers and their Affiliates, officers, directors, and agents thereof (collectively, the "HomeSeekers Indemnitees") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the HomeSeekers Indemnitees (collectively, "HomeSeekers Indemnifiable Damages") resulting from or arising out of (i) any breach of a representation or warranty made by the Shareholders or REI in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Shareholders or REI in this Agreement, or (iii) any material inaccuracy in any certificate delivered by the Shareholders or REI pursuant to this Agreement. If it is determined, as provided, that any of the HomeSeekers Indemnitees is entitled to indemnification, indemnification shall be effected by redelivery to HomeSeekers of shares of the common stock of HomeSeekers held in escrow as provided in Section 10.5, such shares valued utilizing the same method as utilized for the Average Closing Sale Price described in Section 2.1(b) (the "Average Closing Sale Price Method") as of the date the shares are transferred from the escrow. The indemnity obligation of the Shareholders, with the exception of the obligations set forth in Section 7.5 of this Agreement, shall be limited in the aggregate in all events to the shares of the common stock of HomeSeekers held in escrow as provided in Section 10.5. With the exception of the obligations set forth in Section 7.5 of this Agreement, Shareholders will have no liability for HomeSeekers Indemnifiable Damages until the aggregate total of the HomeSeekers Indemnifiable Damages exceeds $10,000 and then only for the amount by which such HomeSeekers Indemnifiable Damages exceeds $10,000.

         10.2 Agreement by HomeSeekers to Indemnify. HomeSeekers (the "HomeSeekers Indemnitor") agrees to hold Shareholders (collectively, the "REI Indemnitees") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the REI Indemnitees (collectively, "REI Indemnifiable Damages") resulting from or arising out of (i) any breach of a representation or warranty made HomeSeekers or Sub in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by HomeSeekers or Sub in this Agreement, or (iii) any material inaccuracy in any certificate delivered by HomeSeekers pursuant to this Agreement. The indemnity obligation of HomeSeekers, with the exception of the obligations set forth in Article II, Section 7.5, Section 7.7, and Article XI of this Agreement, shall be limited in the aggregate in all events to $333,000. With the exception of the obligations set forth in Article II, Section 7.5,
Section 7.7, and Article XI of this Agreement, HomeSeekers will have no liability for REI Indemnifiable Damages until the aggregate total of the REI Indemnifiable Damages exceeds $10,000 and then only for the amount by which such REI Indemnifiable Damages exceeds $10,000.

         10.3 Survival of Representations and Warranties. Subject to the limitations below, each of the representations and warranties made by REI, the Shareholders and HomeSeekers in this Agreement or pursuant hereto shall survive the Closing of the transactions contemplated hereby. Each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. No party will have liability for indemnification with respect to (a) any representation or warranty, or (b) covenant or obligation to be performed and complied with prior to the Closing Date unless on or before two (2) years from the Effective Time the indemnitee notifies the indemnitor of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the indemnitee. A claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Effective Time may be made at any time, subject to the applicable statute of limitations.

         10.4 Known Claims. Notwithstanding the other provisions of this Article X, no indemnitee shall be entitled to indemnification under this Agreement with respect to claims for which the factual basis was specifically and completely disclosed in an exhibit or schedule to this Agreement or in the Draft Audit Report prepared by Albright Persing & Associates in connection with HomeSeekers' due diligence in this matter.



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Agreement and Plan of Merger
Page -36-


         10.5 Escrow. On the Closing Date, one third of the shares of HomeSeekers common stock that the Shareholders are entitled to receive pursuant to Section 2.1(b) of this Agreement shall instead be delivered on behalf of the Shareholders to an escrow agent mutually agreed upon by the parties (the "Escrow Agent"). The escrow shall be subject to the following terms and conditions:

                  (a) All fees and expenses of the escrow agent shall be borne equally by the parties.

                  (b) Additional shares received by the Shareholders with respect to shares held in escrow, as a result of stock dividends and stock splits shall be delivered to the Escrow Agent and shall be subject to the terms of this Agreement;

                  (c) The Escrow Agent shall hold the shares deposited until the two year anniversary of the Closing Date, whereupon the Escrow Agent shall release to each of the Shareholders that Shareholder's pro rata portion of shares remaining in the fund after payment to the Indemnified Parties of all of its indemnity claims, approved as provided in this Agreement, except that in the event a claim that may result in indemnification under this Agreement remains undetermined as of the two year anniversary of the Closing Date, an adequate number of shares and cash, if any, shall be retained in escrow to provide for payment of any such claim. Notwithstanding the above, on the one year anniversary of the Closing Date, the Escrow Agent shall retain that number of shares and amount of cash, if any, having a value equal to the sum of (a) $333,000 plus (b) the estimated amount of any claim for indemnification pending as of the one year anniversary of the Closing Date as determined utilizing the Average Closing Sale Price Method as of the one year anniversary of the Closing Date, and Escrow Agent shall release the balance of the shares in escrow to each of the Shareholders in an amount equal to that Shareholder's pro rata portion of the shares to be released. For example, if the Closing Sale Price for a share of HomeSeekers common stock on the first anniversary of the Closing date is $33.30, and if the unsatisfied indemnity claims are for $99,900, the Escrow Agent shall retain in escrow 10,000 shares plus 3,000 shares to satisfy the indemnity claim.

                  (d) In the event of any claim by any of the Indemnified Parties for indemnification, the Indemnified Party shall give written notice to the Shareholders, and the parties shall attempt to reach agreement in respect to that claim. If the parties fail to reach agreement within 30 days after notice of a claim has been given, the issue shall be submitted to arbitration in accordance with the rules and requirements of the CPR Center for Dispute Resolution. The decision of the arbitrator shall be final and binding on all parties, and appropriate instructions in conformity with that decision shall immediately be given by the arbitrator to the Escrow Agent, who is authorized and directed to rely on such instructions.

Agreement and Plan of Merger
Page -37-


                  (e) Provided that the Shareholders verify that they have already sold all of the shares of HomeSeekers Common Stock described in Section 2.1(b) of this Agreement that are not held in escrow pursuant to this Article X, then through written instructions signed by all of the Shareholders, the Shareholders may instruct the Escrow Agent to sell shares of HomeSeekers Common Stock described in Section 2.1(b) of this Agreement on the open market before the First Keep-well Date or, if applicable, the Second Keep-well Date. In such event, the Escrow Agent shall retain in escrow all proceeds of such sales together with any shares of HomeSeekers Common Stock required to be delivered to the Shareholders on account of such sales pursuant to Section 2.1(c) of this Agreement.

                                   ARTICLE XI

                             SECURITIES LAW MATTERS

         The Shareholders shall have the following registration rights with respect to HomeSeekers Shares issued to them hereunder:

         11.1 Registration. Within 150 days of this Agreement, HomeSeekers shall file a Registration Statement on Form S-3 under the Securities Act covering all of the shares issued by HomeSeekers pursuant to this Agreement.

         11.2 Disposition of Shares. The Shareholders agree not to sell, transfer or otherwise dispose of any HomeSeekers Shares, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by HomeSeekers with the SEC of any registration statement, offering circular or other document, in which case, each such Shareholder shall first supply to HomeSeekers an opinion of counsel (which counsel and opinions shall be satisfactory to HomeSeekers) that such exemption is available, or (b) an effective registration statement filed by HomeSeekers with the SEC under the Securities Act.

         11.3 Legends. The certificates representing HomeSeekers Shares shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE SHAREHOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

HomeSeekers may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

Agreement and Plan of Merger
Page -38-


                                   ARTICLE XII

                                   DEFINITIONS

         12.1 Defined Terms. As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

                  "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  "Material Adverse Change (or Effect)"means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects of REI which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

Agreement and Plan of Merger
Page -39-


                  "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                  "REI and Shareholders' Knowledge" means the actual knowledge of REI and the Shareholders and the knowledge that should have been acquired by REI, IMCO, and the Shareholders in the prudent management of REI and IMCO.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shareholder Transaction Fees" means all legal, accounting, tax, consulting, appraisal and financial advisory and other fees and expenses, including any transfer taxes, fees and expenses and the cost of title insurance and surveys, incurred, paid, or payable by REI or the Shareholders in connection with the transactions contemplated hereby.

         12.2 Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                  ARTICLE XIII

                        TERMINATION, AMENDMENT AND WAIVER

         13.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                  (b) by HomeSeekers in the event of a material breach by the Shareholders or REI of any provision of this Agreement; or

Agreement and Plan of Merger
Page -40-


                  (c) by HomeSeekers or the Shareholders if the Closing shall not have occurred by October 31, 1999.

                  (d) by REI in the event of a material breach by HomeSeekers of any provision of this Agreement; or

                  (e) by REI if the Closing shall not have occurred by October 31, 1999.

         13.2 Effect of Termination. Except as provided in Article X and the provisions of Section 7.2, in the event of termination of this Agreement pursuant to Section 13.1, this Agreement shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

         14.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered (and shall be deemed delivered) by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall designate in writing to the other party):

                  (a)      if to HomeSeekers:

                           HomeSeekers, Incorporated
                           2241 Park Place, Suite E
                           Minden, NV 89423
                           Attn: Greg Johnson, Chairman/CEO
                           Telephone:  (775) 782-2977
                           Facsimile:  (775) 782-2934

Agreement and Plan of Merger
Page -41-


         with a copy to:

                           Jenkins & Carter
                           501 Hammill Lane
                           Reno, NV  89511-1004
                           Attn: Nathan M. Jenkins, Esq.
                           Telephone:  (775) 829-7800
                           Facsimile:  (775) 829-0511

                  (b)      if to REI:

                           Real Estate Information, Inc.
                           7280 Smokeywoods Lane
                           Cincinnati, Ohio  45230

                           Telephone:
                           Facsimile:

                  (c)      if to the Shareholders:

                           Mark and D. Lynn Spraetz
                           7280 Smokeywoods Lane
                           Cincinnati, Ohio  45230

                           with a copy to:

                           Stephen A. Kappers, Esq.
                           Cors & Bassett
                           537 E. Pete Rose Way, Suite 400
                           Cincinnati, Ohio  45202
                           Telephone: (513) 852-8208
                           Facsimile:  (513) 852-8222

         14.2 Entire Agreement. This Agreement (including the REI Disclosure Schedule and Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The REI Disclosure Schedule and Exhibits constitute a part hereof as though set forth in full above.

Agreement and Plan of Merger
Page -42-


         14.3 Expenses. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         14.4 Waiver. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. The failure of any party to enforce any of the provisions of this Agreement shall not be deemed a waiver of any provisions or of the right of the party thereafter to enforce any provisions.

         14.5 Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any party hereto .

         14.6 Counterparts; Facsimile. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Executed copies of this Agreement of this Agreement may be delivered by facsimile, and delivery of executed facsimile copies to the parties and their counsel shall be deemed to be a delivery of a duplicate original and sufficient delivery to result in entry to this Agreement by the transmitting party; provided, however, that within ten
(10) days thereafter a signed duplicate original shall be forwarded to the party to whom a facsimile copy was forwarded.

         14.7 Governing Law, Jurisdiction and Waiver of Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada regardless of the fact that any of the parties hereto may be or may become a resident of a different country, state, or jurisdiction. Any suit, action, or proceeding arising out of, or with respect to, this Agreement shall be filed in a court of competent jurisdiction within the County of Washoe, State of Nevada or in the U.S. District Court for the District of Nevada, Northern Division. The parties hereby consent to the personal jurisdiction of such courts within the County of Washoe, State of Nevada and the U.S. District Court for the District of Nevada, Northern Division. The parties hereby waive any objections to venue in such courts with Washoe County, State of Nevada and the U.S. District Court for the District of Nevada, Northern Division.



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Agreement and Plan of Merger
Page -43-


         14.8 Representation by Counsel. Each party hereto represents and agrees with the other that it has been represented by independent counsel of its own choosing; it has had the full right and opportunity to consult with its respective attorneys and other advisors and has availed itself of this right and opportunity; its authorized officers have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's counsel; it is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and its authorized officer is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.


         14.9 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to receive from the other its reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.
         14.10 Interpretation. If necessary to give effect to the terms and provisions hereof, the masculine, feminine, and neuter gender of the singular and plural number shall each be deemed to include the other whenever the context so indicates. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. The parties acknowledge and agree that this Agreement is the product of mutual negotiation and that no part herein shall be construed against either party as the author hereof, and that this provision is expressly made binding on any legal tribunal for any purpose.

         14.11 Severability. In case any provision of this Agreement shall, for any reason, be held to be invalid, unenforceable, or illegal, such provision shall be severed from this Agreement, and such invalidity, unenforceable or illegality shall not affect any other provisions of this Agreement.

         14.12 Headings. Headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, limit the scope, extent or intent of this Agreement or any provision hereof.



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Agreement and Plan of Merger
Page -44-


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   HOMESEEKERS.COM, INCORPORATED,
                                   a Nevada corporation


                                   By: /s/ Greg Costley
                                      ------------------------------------------

                                   Name: Greg Costley
                                        ----------------------------------------

                                   Title: Chief Executive Officer
                                         ---------------------------------------


                                   REAL ESTATE INFORMATION, INC.,
                                   a Kentucky corporation


                                   By: /s/ Mark A. Spraetz
                                      ------------------------------------------

                                   Name: Mark A. Spraetz
                                        ----------------------------------------

                                   Title: President
                                         ---------------------------------------


                                   YMLS, INCORPORATED, a Nevada corporation


                                   By: /s/ Greg Costley
                                      ------------------------------------------

                                   Name: Greg Costley
                                        ----------------------------------------

                                   Title: Secretary
                                         ---------------------------------------

                                   SHAREHOLDERS:

                                   /s/ Mark A. Spraetz
                                   ---------------------------------------------
                                   Mark Spraetz


                                   /s/ D. Lynn Spraetz
                                   ---------------------------------------------
                                   D. Lynn Spraetz


                                   /s/ Dawn Bertsche
                                   ---------------------------------------------
                                   Dawn Bertsche, Trustee of the Spraetz
                                   Childrens' Trust

Agreement and Plan of Merger
Page -45-

                           LIST OF OMITTED SCHEDULES *


SCHEDULE 5.1          Corporate Organization
SCHEDULE 5.2          Current Shareholders
SCHEDULE 5.3          Other Agreements To Sell Assets, Merge, Etc.
SCHEDULE 5.5          Governmental Approvals and Filings
SCHEDULE 5.6          Conflicts
SCHEDULE 5.7          Claims
SCHEDULE 5.8          Absence of Changes
SCHEDULE 5.9          Contracts
SCHEDULE 5.11         ERISA Matters
SCHEDULE 5.13         Intellectual Property
SCHEDULE 5.15         Interests Of Officers And Directors
SCHEDULE 5.16         Title to Properties
SCHEDULE 5.18         Insurance

* Homeseekers.com, Incorporated undertakes to furnish to the Securities and Exchange Commission with copies of any omitted Schedule upon request.